EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Hon Kit Ng, President, Secretary and Treasurer of Broad Scope Enterprises, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report on Form 10-QSB of Broad Scope Enterprises, Inc. for the three-month period ended January 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Broad Scope Enterprises, Inc.
Dated: March 16, 2004

/s/ Hon Kit Ng
Hon Kit Ng
President, Secretary and Treasurer,
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Broad Scope Enterprises, Inc. and will be retained by Broad Scope Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.